Exhibit 99.2 (a)

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED BALANCE SHEET
JUNE 30, 2007

	Harbin Human	China Health			Pro Forma
	Biology Technology	Industries Holdings		Pro Forma	Consolidated
	Co., Limited	Limited		Adjustments	Balance Sheet

ASSETS

Current Assets:
Cash and cash equivalents	$8,297	$30	(a)	(30)	$8,297
Prepaid expenses	35,521	-			35,521
Inventory	9,733	-			9,733
Total current assets	53,551	30			53,551

Property and Equipment, net	873,951	-			873,951

Purchased Pharmaceutical Patents	410,792	-			410,792

Land use right, net	637,261	-			637,261

Total Assets	$1,975,555	$30			$1,975,555

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$320,758	$-			$320,758
Due to a former owner	431,203	-			431,203
Total Current Liabilities	751,961	-			751,961

Owners' Equity:
Common stock	-	1,280			1,280
Registered capital	60,408	-	(b)	(60,408)	-
Additional paid-in capital	1,318,922	-	(a)	(1,280)	-
			(b)	60,408	1,378,050
Accumulated deficiency	(166,715)	(1,250)	(a)	1,250	(166,715)
Accumulated other comprehensive income	10,979				10,979
Owners' Equity	1,223,594	30			1,223,594
Total Liabilities and Owners' Equity	$1,975,555	$30			$1,975,555

See Notes to Unaudted Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007
	Harbin Human	China Health
	Biology Technonogy	Industries Holdings	Pro Forma	Pro Forma Consolidated
	Co., Limited	Limited	Adjustments	Balance Sheet
			2007	2006
Revenues
Sales	$16,864	$-		$16,864
Costs of Sales	18,146	-		18,146
Gross Profit	(1,282)	-		(1,282)

Operating Expenses

General and administrative expenses
Payroll and employees benefits	6,724	-		6,724
Consultant fees	19,302	-		19,302
Professional fees	43,317	-		43,317
Depreciation expenses	15,463	-		15,463
Amortization expenses	13,506			13,506
Research and development costs	-	-		-
Travel and entertainment	1,392	-		1,392
Other general and administrative expenses	5,776	1,250		7,026
Total Operating Expenses	105,480	1,250		106,730

Income (Loss) from Operation	(106,762)	(1,250)		(108,012)

Provision for Income Tax	-	-		-

Net Income (Loss)	(106,762)	(1,250)		(108,012)

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	9,716	-		9,716

Comprehensive Income (Loss)	$(97,046)	$(1,250)		$(98,296)

Basic and fully diluted earnings (loss) per share		$(0.125)		$(9.830)

Weighted average shares outstanding		10,000		10,000

See Notes to Unaudted Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

On August 20, 2007, the sole shareholder of China Health Industries Holdings Limited ("China Health" or the "Company"), a development stage company incorporated in Hong Kong, entered into a Share Purchase Agreement (the “Agreement”) with the owner of Harbin Humankind Biology Technology Co., Limited ( "Humankind" ), which is a limited liability company incorporated in PRC on December 14, 2003 with a registered capital of $60,408 (RMB500,000), and is engaged in the business of production and distribution of health food.

Pursuant to the Agreement,  the Company agreed to purchase 100% of equity ownership interest in  Humankind for a cash consideration of $60,408.  The local government approved the transaction on September 3, 2007.  Subsequent to completion of the Agreement, Humankind became a wholly-owned subsidiary of the Company.

The share purchase transaction is being accounted for as a “reverse merger,” since the owner of Humankind owns a majority of the outstanding shares of the Company’s common stock immediately following the execution of the Agreement.  Humankind is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements for periods prior to the Agreement will be those of Humankind and will be recorded at the historical cost basis.  After completion of the Agreement, the Company’s consolidated financial statements will include the assets and liabilities of both China Health and Humankind, the historical operations of Humankind and the operations of the Company and its subsidiaries from the closing date of the Agreement.

Audited financial statements of China Health and Humankind have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of China Health and Humankind.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)
The pro forma consolidated balance sheets as of June 30, 2007 has been prepared assuming that the share purchase transaction occurred on June 30, 2007.  Accordingly, the assets and liabilities of Humankind is reflected in the pro forma consolidated balance sheets and is recorded at the historical cost basis.

(b)
The capital structure of the consolidated entity is that of China Health, the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of China Health immediately prior to the share purchase transaction.

(c)
The pro forma consolidated statements of operations for the year ended June 30, 2007 has been prepared assuming the share purchase transaction occurred at the beginning of the period presented.  Accordingly, the pro forma consolidated statement of operations includes the historical operations of China Health and Humankind from the the beginning of the period presented.  The pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have been attained had the acquisition taken place at the beginning of the period presented, and does not purport to be indicative of the effects that may be expected to occur in the future.

(d)	The pro forma adjustments and elimination give effect to the acquisition of Humankind using reverse merger accounting.

Note 3 – PRO FORMA SHARE CAPITAL
	June 30, 2007
	No. of shares	Amount
Authorized:
Common stock, $0.128 par value	10,000	$1,280

Issued and outstanding
Common stock
Common stock prior to share purchase transaction	10,000	$1,280
Common stock issued for acquisition
of Humankind (reverse merger)	-	-
	10,000	$1,280

Exhibit 99.2 (b)

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED BALANCE SHEET
JUNE 30, 2007

	China Health				Pro Forma
	Industries Holdings	Universal Fog,		Pro Forma	Consolidated
	Limited	Inc.		Adjustments	Balance Sheet
ASSETS

Current Assets:
Cash and cash equivalents	$8,297	$-			$8,297
Prepaid expenses	35,521	-			35,521
Inventory	9,733	-			9,733
Total current assets	53,551	-			53,551

Property and Equipment, net	873,951	-			873,951

Purchased Pharmaceutical Patents	410,792	-			410,792

Land use right, net	637,261	-			637,261

Total Assets	$1,975,555	$-			$1,975,555

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$320,758	$-			$320,758
Due to a former owner	431,203	-			431,203
Total Current Liabilities	751,961	-			751,961

Owners' Equity:
Common stock	1,280	-	(b)	3,396	4,676
Additional paid-in capital	1,378,050	-	(b)	(3,396)	1,374,654
Accumulated deficiency	(166,715)	-			(166,715)
Accumulated other comprehensive income	10,979				10,979
Owners' Equity	1,223,594	-			1,223,594
Total Liabilities and Owners' Equity	$1,975,555	$-			$1,975,555

See Notes to Unaudted Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
UNAUDITED PRO FORMA CONSOLDATED STATEMENTS OF OPERATION
FOR THE YEAR ENDED JUNE 30, 2007

	China Health			Pro Forma
	Industries Holdings	Universal Fog,	Pro Forma	Consolidated Statements of
	Limited	Inc.	Adjustments	Operation
			2007	2007
Revenues
Sales	$16,864	$-		$16,864
Costs of Sales	18,146	-		18,146
Gross Profit	(1,282)	-		(1,282)

Operating Expenses

General and administrative expenses
Payroll and employees benefits	6,724	-		6,724
Consultant fees	19,302	-		19,302
Professional fees	43,317	-		43,317
Depreciation expenses	15,463	-		15,463
Amortization expenses	13,506			13,506
Research and development costs	-	-		-
Travel and entertainment	1,392	-		1,392
Other general and administrative expenses	7,026	-		7,026
Total Operating Expenses	106,730	-		106,730

Income (Loss) from Operation	(108,012)	-		(108,012)

Provision for Income Tax	-	-		-

Net Income (Loss)	(108,012)	-		(108,012)

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	9,716	-		9,716

Comprehensive Income (Loss)	$(98,296)	$-		$(98,296)

Basic and fully diluted earnings (loss) per share	$(9.830)	$-		$(0.002)

Weighted average shares outstanding	10,000	46,755,834		46,755,834

See Notes to Unaudted Pro Forma Consolidated Financial Statements

CHINA HEALTH INDUSTRIES HOLDINGS LIMITED AND SUBIDIARY
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

On September 10, 2007, the Company, Bontems and Buyer entered into a Securities Purchase Agreement dated as of September 10, 2007 (the “Securities Purchase Agreement”), pursuant to which Buyer agreed to purchase from Bontems a total of 22,000,545 shares of common stock of the Company and the Company agreed to issue 2,061,200 shares of common stock of the Company to Buyer, representing an aggregate of 24,061,745 shares, or 51.53% of the total issued and outstanding shares of common stock of the Company on a fully-diluted basis.  In addition, pursuant to the Securities Purchase Agreement, the Company and Universal Fog Systems entered into an Asset Purchase and Sale Agreement dated September 10, 2007 (the “Asset Purchase and Sale Agreement”) under which the Company agreed to transfer to Universal Fog Systems all of its assets and liabilities pursuant to two separate closings.

In the Asset Purchase and Sale Agreement, Universal Fog Systems agreed to, among other things, defend, indemnify and hold harmless the Company and each of its officers, directors, shareholders, employees, counsel, agents and their respective successors and assigns from and against any debt, liability or other obligation of the Company arising (or relating to the period) after the Possession Date (as defined) relating to obligations assumed by Universal Fog Systems or expressly accepted by Universal Fog Systems in writing. The consummation of a two-phase closing under the Asset Purchase and Sale Agreement is expressly made a condition of the Buyer’s obligation to purchase the 22,000,545 shares of common stock of the Company.

The pro forma financial statements are prepared assuming both the Securities Purchase Agreement and Asset Purchase and Sale Agreement were closed on June 30, 2007.  Accordingly, all the assets and liabilities of Universal Fog, Inc. were considered to be transferred to Universal Fog System.

The securities purchase transaction is being accounted for as a “reverse merger,” since the owner of China Health owns a majority of the outstanding shares of the Company’s common stock immediately following the execution of the Securities Purchase Agreement.  China Health is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Securities Purchase Agreement will be those of China Health and will be recorded at the historical cost basis.  After completion of the Securities Purchase Agreement, the Company’s consolidated financial statements will include the assets and liabilities of both China Health and Universal Fog, Inc., the historical operations of China Health and the operations of the Company and its subsidiaries from the closing date of the Securities Purchase Agreement.

Audited financial statements of China Health have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of China Health and Universal Fog, Inc.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)
The pro forma consolidated balance sheets as of June 30, 2007 has been prepared assuming that the securities purchase transaction occurred on June 30, 2007.  Accordingly, the assets and liabilities of China Health is reflected in the pro forma consolidated balance sheets and is recorded at the historical cost basis.

(b)
The capital structure of the consolidated entity is that of Universal Fog, Inc., the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of Universal Fog, Inc. immediately after the securities purchase transaction.

(c)
The pro forma consolidated statements of operations for the year ended June 30, 2007 has been prepared assuming the securities purchase transaction occurred on June 30, 2007 due to the spin off of Universal Fog, Inc. Accordingly, the pro forma consolidated statement of operations includes the historical operations of China Health from the beginning of the period presented.  The pro forma consolidated statements of operations are not necessarily indicative of the results of operations that would have been attained had the acquisition taken place on June 30, 2007, and does not purport to be indicative of the effects that may be expected to occur in the future.

(d)	The pro forma adjustments and elimination give effect to the acquisition of China Health using reverse merger accounting.

Note 3 – PRO FORMA SHARE CAPITAL

	June 30, 2007
	No. of shares	Amount
Authorized:
Common stock, $0.0001 par value	300,000,000	$30,000

Issued and outstanding
Common stock
Common stock prior to Securities Purchase Agreement	44,694,634	$4,469
Common stock issued pursuant to Securities Purchase Agreement	2,061,200	206
	46,755,834	$4,676